Exhibit 99.6

PRELIMINARY COPY – NOT FOR USE

PROXY CARD

RISING DRAGON ACQUISITION CORP.

No. 64, Wanbolin District, Taiyuan City,

Shanxi Province, People’s Republic of China, 030024

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RISING DRAGON ACQUISITION CORP.

The undersigned hereby appoints Lulu Xing as proxy (the “Proxy”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares of Rising Dragon Acquisition Corp. (“RDAC”) held of record by the undersigned on [ ] at the Extraordinary General Meeting of shareholders to be held on [ ], or any postponement or adjournment thereof (the “Extraordinary General Meeting”). RDAC has determined that the Extraordinary General Meeting will be [a virtual meeting conducted via teleconference] to facilitate shareholder attendance and participation. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6 BELOW. THE RDAC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Reincorporation Merger Proposal — to approve the merger of RDAC with and into Xpand Boom Technology Inc. (the “PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of RDAC, with PubCo surviving the merger. RDAC refers to the merger as the Reincorporation Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2. Acquisition Merger Proposal — to approve the authorization for PubCo’s Board of Directors to complete the merger of Xpand Boom Solutions Inc. (the “Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of PubCo, into HZJL Cayman Limited (“HZJL”), a Cayman Islands exempted company, resulting in HZJL becoming a wholly owned subsidiary of PubCo. RDAC refers to the merger as the Acquisition Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3. Nasdaq Proposal — to approve for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding ordinary shares of PubCo pursuant to the terms of the Merger Agreement and the resulting change in control in connection with the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4. PubCo Charter Proposal — to approve each material difference between the proposed PubCo’s Amended and Restated Memorandum and Articles of Association of PubCo and the amended and restated memorandum and articles of association of RDAC, as amended and restated on October 10, 2024;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5. Director Approval Proposal — to approve the number of members of the Board of Directors of PubCo to be five, three of whom shall be independent directors under the Securities Act and the Nasdaq rules;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6. Adjournment Proposal — to approve the adjournment of the Extraordinary General Meeting in the event RDAC does not receive the requisite shareholder vote to approve any of the above Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature____________________ Signature_____________________ Date ___________________________________

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!